Exhibit 5.1

John C. Ethridge, Jr.

Direct Tel: (404) 815-3634

Direct Fax: (404) 685-6934

Email: jethridge@sgrlaw.com

February 2, 2016

Board of Directors

SANUWAVE Health, Inc.

11680 Great Oaks Way, Suite 350
Alpharetta, Georgia 30022

Re:     SANUWAVE Health, Inc. – Registration Statement on Form S-1 – Registration File No. 333-208676.

Ladies and Gentlemen:

We have acted as special counsel for SANUWAVE Health, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (“SEC”), on or about the date hereof, pursuant to the federal Securities Act of 1933, as amended (the “Securities Act”), of the Company’s registration statement on Form S-1 (the “Registration Statement”) covering (a) 19,887,836 issued and outstanding shares (the “Secondary Shares”) of the Company’s common stock, $.001 par value (“Common Stock”), (b) up to 50,000,000 units (the “Units”), each Unit consisting of (i) one share of Common Stock (the “Unit Shares”) and (ii) one warrant to purchase one share of Common Stock at an exercise price of $0.08 per share (the “Unit Warrants”), and (c) up to 5,000,000 Warrants, each exercisable for the purchase of one share of Common Stock, issued to the placement agent (the “Placement Agent Warrants,” and together with the Unit Warrants, the “Warrants”) and (d) the shares of Common Stock reserved for issuance and issuable upon exercise of the Warrants (the “Warrant Shares”), all as more fully described in the Registration Statement. The Units will separate immediately upon issuance and the Unit Shares and the Unit Warrants will trade only as separate securities.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of SEC Regulation S-K (12 C.F.R. § 229.601(b)(5)).

We have examined such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.

Board of Directors

February 2, 2016

We do not express any opinion as to any laws other than the corporate laws of the State of Nevada, and, with respect to our opinions in paragraphs (3) and (4) below, the laws of the State of New York, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The opinions as to the enforceability of the Warrants in paragraphs (3) and (4) below are subject to the following further qualifications, assumptions and limitations: (a) the validity or enforcement of the Warrants may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (b) to the extent either such opinion relates to the enforceability of choice of law or choice of forum provisions, our opinion is subject to the qualification that such enforceability may be limited by public policy considerations.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Secondary Shares have been duly authorized, and are legally issued, fully paid and non-assessable.

2.     The Unit Shares have been duly authorized for issuance, and when delivered and paid for in accordance with the terms described in the Registration Statement will be validly issued, fully paid and non-assessable.

3.     The Unit Warrants have been duly authorized for issuance and, when issued and paid for, and executed and delivered by the Company, in accordance with the terms described in the Registration Statement, each Unit Warrant will constitute the valid, legally binding and enforceable obligations of the Company.

4.     The Placement Agent Warrants have been duly authorized for issuance and, when issued, executed and delivered by the Company, in accordance with the terms described in the Registration Statement, each Placement Agent Warrant will constitute the valid, legally binding and enforceable obligations of the Company.

5.     The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the SEC thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP

By:	/s/ John C. Ethridge, Jr.
John C. Ethridge, Jr.